                                                                    EXHIBIT 4(i)

                   AMENDMENT NO. 6 TO NOTE PURCHASE AGREEMENT


          This Amendment No. 6 to Note Purchase Agreement (this "Amendment") is entered into as of March 31, 1998 by PIONEER-STANDARD ELECTRONICS, INC. (the "Company") and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (the "Noteholder").


PRELIMINARY STATEMENT.

          1. WHEREAS, the Company and the Noteholder have entered into a Note Purchase Agreement, dated as of October 31, 1990 (the "Original Purchase Agreement"), pursuant to which, at a closing held on November 2, 1990, the Noteholder purchased $20,000,000 in aggregate principal amount of the Company's 9.79% Senior Notes due November 1, 2000 (the "Notes"), which Original Purchase Agreement has been amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of November 1, 1991, that certain Amendment No. 2 to Note Purchase Agreement, dated as of November 30, 1995, that certain Amendment No. 3 to Note Purchase Agreement, dated as of August 12, 1996, that certain Amendment No. 4 to Note Purchase Agreement, dated as of March 23, 1998, and that certain Amendment No. 5 to Note Purchase Agreement, dated as of March 23, 1998 (as so amended, the "Purchase Agreement"). The Noteholder was the sole purchaser and remains the sole record and beneficial owner of the Notes. Capitalized terms used herein and not otherwise defined herein are used with the meanings assigned thereto in the Purchase Agreement.

          2. WHEREAS, the Company now owns one hundred percent (100%) of the outstanding capital stock of Pioneer-Standard of Georgia, Inc., a Georgia corporation ("Pioneer/Georgia"), and, as of the date of this Amendment, Pioneer/Georgia will merge with and into Dickens Data Systems, Inc., a Georgia corporation ("Dickens"), with the survivor of the Merger, Dickens, becoming the wholly-owned subsidiary of the Company and being designated as a "Restricted Subsidiary" under the Purchase Agreement.

          3. WHEREAS, the Company has entered into that certain Credit Agreement with certain lenders, including, without limitation, National City Bank, a national banking association, as agent thereunder (the "Credit Agreement"), pursuant to which the Company may borrow up to $260,000,000 in the aggregate.

          4. WHEREAS, as of the date of this Amendment, the Company will enter into that certain Agreement for Inventory Financing with IBM Credit Corporation, a Delaware corporation ("IBM Credit"), pursuant to which IBM Credit will provide interest-free financing for a period of up to seventy-five (75) days for the purchase by the Company of certain inventory.



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          5. WHEREAS, on the terms and subject to the conditions set forth in this Amendment, and as an inducement to the Noteholder to consent to the Company's acquisition of Dickens and certain other actions, the Company and the Noteholder desire to amend the Purchase Agreement as set forth below.

          NOW, THEREFORE, the Company and the Noteholder agree as follows:


SECTION 1. GENERAL REPRESENTATIONS AND WARRANTIES OF
           THE COMPANY.

          The Company hereby represents and warrants to the Noteholder as follows:

                    SECTION 1.1. REPRESENTATIONS AND WARRANTIES IN PURCHASE AGREEMENT. The representations and warranties with respect to the Company contained in the Purchase Agreement are true and correct in all material respects and the Noteholder shall be entitled to rely on such representations and warranties as if they were made to the Noteholder in this Amendment as of the date hereof.

                    SECTION 1.2. REPRESENTATIONS AND WARRANTIES IN CREDIT AGREEMENT. The representations and warranties with respect to the Company contained in the Credit Agreement and in any document, certificate or instrument delivered pursuant to the Credit Agreement are true and correct in all material respects and the Noteholder shall be entitled to rely on such representations and warranties as if they were made to the Noteholder in this Amendment as of the date hereof.


                    SECTION 1.3. REPRESENTATIONS AND WARRANTIES IN SUBORDINATION AGREEMENT. The representations and warranties with respect to the Company contained in the Subordination Agreement and in any document, certificate or instrument delivered pursuant to the Subordination Agreement are true and correct in all material respects and the Noteholder shall be entitled to rely on such representations and warranties as if they were made to the Noteholder in this Amendment as of the date hereof.


          SECTION 2. AMENDMENTS TO THE PURCHASE AGREEMENT.

The Purchase Agreement is hereby amended in the following respects:


                    SECTION 2.1. AMENDMENT TO SECTION 9.15 TO THE PURCHASE AGREEMENT. Section 9.15 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new
          Section 9.15 in lieu thereof:

                              SECTION 9.15 MERGER: SALE OF ASSETS. Neither the
                    Company nor any Restricted Subsidiary will enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of its property or business, unless approved in advance by the holders of at least 66-

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          2/3% in aggregate principal amount of the Notes then outstanding;
          provided, however, (i) any Restricted Subsidiary may merge into the Company, (ii) any Restricted Subsidiary may merge into another Restricted Subsidiary of which the Company owns, directly or indirectly, the same percentage of outstanding stock, (iii) any Restricted Subsidiary may transfer assets to another Restricted Subsidiary of which the Company owns, directly or indirectly, the same percentage of outstanding stock, and (iv) Pioneer/Georgia may enter into the Dickens Merger.

          SECTION 2.2. AMENDMENT TO SECTION 9.24 TO THE PURCHASE AGREEMENT.
Section 9.24 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 9.24 in lieu thereof:

                    SECTION 9.24 INVESTMENT AND LOAN LIMIT. Neither the Company nor any Restricted Subsidiary, together or individually, directly or indirectly, in any instance or in the aggregate over time, may invest in or loan to the following respective Subsidiaries, except as provided in columns II and IV below:

Subsidiaries of Pioneer-Standard Electronics, Inc.

                                                        I                   II                    III                    IV
                                                    Current
                                                    -------
           Subsidiary                           Equity Investment         Additional          Current Loans           Maximum
           ----------                           -----------------         ----------          -------------           -------
                                                 (as of 12/31/97)     Equity Investment   (as of 12/31/97)       Permitted Loans
                                                 ----------------     -----------------   ----------------       ---------------

1.        Pioneer-Standard of Maryland, Inc.        $38,000,000         $1,000,000            $34,000,000          $60,000,000
2.        Pioneer-Standard Canada Inc.               $4,300,000         $6,000,000(1)         $20,000,000          $35,000,000
3.        Pioneer-Standard FSC, Inc.                  Less than             -0-                    -0-              $1,000,000
                                                       $100,000
4.        Pioneer-Standard Illinois, Inc.            $4,000,000         $1,000,000                 -0-             $10,000,000
5.        Pioneer-Standard Minnesota, Inc.          $12,000,000         $1,000,000            ($8,000,000)         $10,000,000
6.        Pioneer-Standard Electronics, Ltd.       $144,000,000         $1,000,000             $7,000,000          $20,000,000
7.        Pioneer Standard Georgia, Inc.           $125,000,000              -0-                    -0-                  -0-
                                                     (Projected)(2)
8.        Dickens Data Systems, Inc.               $125,000,000        $15,000,000                  -0-            $85,000,000(4)
                                                     (Projected)(3)
9.        Dickens Services Group, a                  $2,500,000 (5)     $5,000,000                  -0-             $5,000,000



(1)  Includes a $3,000,000 equity investment made in March, 1998.

(2) Projected amount of investment necessary to consummate anticipated merger into Dickens Data Systems, Inc., effective March 31, 1998.

(3) Projected investment necessary to become a Subsidiary of Borrower, effective March 31, 1998.

(4) Amount does not include that portion of Borrower's Indebtedness for Borrowed Money under the Agreement for Inventory Financing which is attributable to Dickens Data Systems, Inc.

(5) Investment necessary to become a Subsidiary of Borrower, effective March 31, 1998.

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          Pioneer-Standard Company, LLC
10.       Pioneer-Standard Financial Trust   $4,500,000(6)    -0-   -0-   -0-


          SECTION 2.3. ADDITION OF SECTION 9.26 TO THE PURCHASE AGREEMENT. The following new Section 9.26 shall be added to the Purchase Agreement:

          SECTION 9.26 EXECUTION OF NON-BORROWING AND NON-PLEDGE AGREEMENT. The Company shall cause Dickens, immediately upon the effectiveness of the Dickens Merger, to become a Restricted Subsidiary hereunder and to execute and deliver a Non-Borrowing and Non-Pledge Agreement to the Noteholder.


          SECTION 2.4. AMENDMENT TO SECTION 12.1 OF THE PURCHASE AGREEMENT.
Section 12.1 of the Purchase Agreement is hereby amended by deleting the definition of "Indebtedness" in its entirety and substituting the following new definition in lieu thereof:

                    The term "INDEBTEDNESS", with respect to any Person, shall mean and include the aggregate amount of, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (c) all Capitalized Lease Obligations of such Person; (d) all obligations or liabilities of others secured by a Lien on any Asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the fair market value of such Asset; (e) all obligations of such Person to pay the deferred purchase price of Assets or services, exclusive of trade and other payables which, by their terms, are due and payable within ninety (90) calendar days of the creation thereof and are not overdue or are being properly and expeditiously contested in good faith by appropriate proceedings, so long as appropriate reserves have been established and the use by such Person of any Assets involved has not been materially interfered with;
          (f) any liability (whether contingent or not) in respect of unfunded vested accrued benefits under any Pension Plan which is subject to Title IV of ERISA; (g) all liabilities of such Person in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and (h) any Guaranty of Indebtedness described in any of clauses (a) through
          (g) above, including reimbursement obligations in respect of letters of credit; provided, however, that Indebtedness shall not include any Guaranty (i) by the Company of Indebtedness of a Restricted Subsidiary or (ii) by a Restricted Subsidiary of Indebtedness of another Restricted Subsidiary; and provided, further, that, for purposes of any determination of whether Short-Term Indebtedness shall be permitted under Section 9.17 hereof, or


----------------------------------------
(6) Investment made on March 23, 1998


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          whether Consolidated Funded Indebtedness shall be permitted under
          Section 9.20 hereof, (i) no Guaranty shall be treated as Indebtedness to the extent that the obligation guaranteed thereby is Indebtedness, (ii) the obligations of the Company to make payments of principal and interest on the Convertible Debentures shall not be treated as Indebtedness, and (iii) the obligations of the Company owing to IBM Credit Corporation under the Agreement for Inventory Financing shall not be treated as Indebtedness to the extent that any such obligations are, by their terms, not due and owing for at least forty-five (45) days, but in no event more than seventy-five (75) days, after the date of invoice therefor and are not otherwise interest-bearing; and, provided, further, that Indebtedness shall not include any Guaranty by the Company or a Restricted Subsidiary of the Indebtedness of another Person if (i) treating such Guaranty as Indebtedness would result in a violation of
          Section 9.20 hereof at the time the Company or such Restricted Subsidiary becomes liable therefor, (ii) the Company elects (and evidences such election by prompt written notice thereof to each holder of a Note) to treat such Guaranty as a Restricted Investment and (iii) treated as a Restricted Investment, the incurrence of such Guaranty can be effected in compliance with Section 9.19 hereof.

          SECTION 2.5. AMENDMENT TO SECTION 12.1 TO THE PURCHASE AGREEMENT.
Section 12.1 of the Purchase Agreement is hereby amended by deleting the definition of "Credit Agreement" in its entirety and substituting the following new definition in lieu thereof:

                    The term "CREDIT AGREEMENT" shall mean that certain Credit Agreement among the Company and certain Lenders, including, without limitation, National City Bank, a national banking association, as agent thereunder, pursuant to which the Company may borrow up to $260,000,000 in the aggregate.

          SECTION 2.6. AMENDMENT TO SECTION 12.1 TO THE PURCHASE AGREEMENT.
Section 12.1 of the Purchase Agreement is hereby further amended by deleting the definition of "Subordination Agreement" in its entirety and substituting the following new definition in lieu thereof:

                    The term "SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement dated as of March 27, 1998, among Limited Partnership, the Company, certain Lenders, National City Bank, as agent for such Lenders, the Noteholder and Star Bank, N.A., as trustee with respect to a debt offering of the Company, and executed effective as of March 31, 1998, by the Noteholder.

          SECTION 2.7. FURTHER AMENDMENT TO SECTION 12.1 OF THE PURCHASE AGREEMENT. The following definitions are hereby added to Section 12.1 of the Purchase Agreement, to be inserted therein in the appropriate alphabetical order:

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                    The term "AGREEMENT FOR INVENTORY FINANCING" shall mean the
          Agreement for Inventory Financing, dated as of March 31, 1998, by and between IBM Credit Corporation and the Company as in effect on such date without any amendment thereof.

                    The term "AMENDMENT NO. 6" shall mean Amendment No. 6 to Note Purchase Agreement dated as of March 31, 1998 between the Company and the Noteholder.

                    The term "DICKENS" shall mean Dickens Data Systems, Inc., a Georgia corporation.

                    The term "DICKENS MERGER" shall mean the merger whereby Pioneer/Georgia will acquire Dickens via a reverse cash-out merger with Dickens being the survivor.

                    The term "PIONEER/GEORGIA" shall mean Pioneer-Standard of Georgia, Inc. a Georgia corporation.


SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.

          This Amendment shall not be effective unless and until each party hereto shall have executed and delivered an original counterpart hereof and the following conditions shall have been satisfied or waived:

          SECTION 3.1. OPINIONS OF COUNSEL FOR THE COMPANY. The Noteholder and its special counsel shall have received from Calfee, Halter & Griswold, Cleveland, Ohio, special counsel for the Company, an opinion, dated the date hereof, in form and substance satisfactory to the Noteholder and its special counsel, relating to the due authorization, execution and delivery by the Company of this Amendment and the enforceability against the Company of this Amendment, in accordance with its terms.

          SECTION 3.2. SUBORDINATION AGREEMENT. The Subordination Agreement and all other agreements, documents, certificates or instruments delivered in connection therewith shall have been reduced to writing and furnished to the Noteholder and its special counsel, and the Subordination Agreement and such other agreements, documents, certificates and instruments (collectively, "Documents") shall be in form and substance satisfactory to the Noteholder and its special counsel. The Noteholder and its special counsel shall have received from Calfee, Halter & Griswold, Cleveland, Ohio, special counsel for the Company, an opinion, dated the date hereof, in form and substance satisfactory to the Noteholder and its special counsel, relating to the due authorization, execution and delivery by the Company and Pioneer LP of the Subordination Agreement and the enforceability thereof in accordance with its terms. The Noteholder shall also have received an Officer's Certificate of the Company certifying that attached thereto are

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true, correct and complete copies of a fully executed Subordination Agreement and such other Documents, that such Documents constitute the only other agreements between such parties relating to the transactions contemplated by the Subordination Agreement, and that the Subordination Agreement and each other Document is in full force and effect without any term or condition thereof having been amended, modified or waived.


          SECTION 3.3. AMENDMENT FEE. In consideration for its agreement to enter into this Amendment, the Noteholder shall have received a payment in immediately available funds in the amount of Twenty-one Thousand Four Hundred Dollars ($21,400).

          SECTION 3.3. COUNSEL FEES. The Company shall have paid the reasonable fees and disbursements of the Noteholder's special counsel, Orrick, Herrington & Sutcliffe LLP in accordance with a statement of such counsel rendered to the Company (with the understanding that a supplemental statement for reasonable fees and disbursements subsequently incurred is to be rendered at a later date).


SECTION 4. MISCELLANEOUS.

          SECTION 4.1. NO CONSENT, NO WAIVER. Notwithstanding the execution by the Company of an Intercreditor Agreement dated as of March 31, 1998, by and between National City Bank (for itself and as agent for other lending institutions) and IBM Credit Corporation, and acknowledged and consented to by the Company (the "Intercreditor Agreement"), the provisions of the Intercreditor Agreement and the execution by the Noteholder of this Amendment No. 6 shall not constitute the Noteholder' 5 consent to the Intercreditor Agreement nor a waiver by the Noteholder of any of the Company's covenants contained in Section 9 of the Purchase Agreement.

          SECTION 4.2. CROSS-REFERENCES. References in this Amendment to any Section (or "Section") are, unless otherwise specified, to such Section (or "Section") of this Amendment.

          SECTION 4.3. INSTRUMENT PURSUANT TO PURCHASE AGREEMENT. This Amendment is executed pursuant to Section 13.4 of the Purchase Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with all of the terms and provisions of the Purchase Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Purchase Agreement and the Notes shall remain unamended and unwaived. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Purchase Agreement or the Notes or of any term or provision of any other document or of any transaction or further action on the part of the Company which would require the consent of any Noteholder under the Purchase Agreement.

          SECTION 4.4. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


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          SECTION 4.5. COUNTERPARTS. This Amendment may be executed
simultaneously in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same instrument.

          SECTION 4.6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the law of the State of New York.
















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

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers duly authorized thereunto as of the date and year first above written.


                                   PIONEER-STANDARD ELECTRONICS, INC.


                                    By: /s/ John V. Goodger
                                       -------------------------------------
                                       Title: Vice President, Treasurer and
                                              Assistant Secretary


                                    TEACHERS INSURANCE AND ANNUITY
                                      ASSOCIATION OF AMERICA


                                    By: /s/ Authorized Officer
                                       -------------------------------------






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